NEWS RELEASE

Corporate Headquarters 96 South George Street York, Pennsylvania 17401 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747

Glatfelter Comments on Mill Fire in Gatineau, Canada

YORK, Pennsylvania – August 12, 2013 – P. H. Glatfelter (“Glatfelter”) (NYSE:GLT) announced today that it has completed a preliminary assessment of the damage resulting from an August 7, 2013 fire at its facility in Gatineau, Canada. The fire partially damaged one of the two airlaid lines at the facility. There were no injuries or environmental impact. The damaged airlaid line is expected to be down approximately two to four weeks.

The finishing and shipping operations were not impacted by the incident and shipment of customer orders resumed within 24 hours. Due to capacity available at Glatfelter’s other airlaid facility in Germany, the Company expects this incident will have a modest impact on third quarter shipments reducing them by approximately 600 to 1,000 metric tons. The Company is working with customers to minimize the impact of this interruption.

An assessment of the costs for the impact of inventory loss, equipment damage, and clean up is underway. Based on its preliminary assessment, the Company expects no significant financial impact from this incident as it is expected to be covered by insurance, subject to a deductible of $750,000. However, there may be an impact on third quarter results due to lower shipments and the timing of recognizing the business interruption portion of the insurance recovery under the applicable accounting standards.

The Gatineau mill produces absorbent nonwoven materials on two airlaid machines for the feminine hygiene and specialty wipes markets. Approximately 265 Glatfelter employees work in this mill.

About Glatfelter

Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered materials, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA ,and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China, and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.7 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at www.glatfelter.com.

Caution Concerning Forward-Looking Statements

Certain statements included in this press release may be “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends” and similar expressions to identify forward-looking statements. Any such statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the incurrence of unforeseen costs associated with the repair of equipment and clean-up of the Gatineau facility, our ability to supply this facility’s customers, and the coverage provided by insurance. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements.

Any forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Any forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law. Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.